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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 14, 1995, incorporated by reference in Angelica Corporation's Form 10-K for the year ended January 28, 1995, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
Arthur Andersen LLP


St. Louis, Missouri
June 1, 1995